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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Paxson Communications Corporation of our report dated November 7, 1995 relating to the combined financial statements of New Age Broadcasting, Inc. and The Seventies Broadcasting Corporation for the year ended September 30, 1995, our compilation report dated February 27, 1996 relating to the combined financial statements of New Age Broadcasting, Inc. and The Seventies Broadcast Corporation for the three month periods ended December 31, 1995 and 1994, and our report dated December 2, 1994 relating to the financial statements of New Age Broadcasting, Inc. for the year ended September 30, 1994, which appear in such Prospectus. We also consent to the reference to us under the heading Experts in such Prospectus.



VOYNOW, BAYARD AND COMPANY



Ft. Lauderdale, Florida


March 4, 1996